EXHIBIT 10.2

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE is dated as of this 17th day of March, 2000, and is by and between ALPHA 1 BIOMEDICALS, INC. ("Alpha1"), a
Delaware  corporation,   and  BACHEM  BIOSCIENCE  INC.  ("Bachem"),  a  Delaware
corporation.

WHEREAS:

A. Alpha1 is currently indebted to Bachem in the amount of approximately US$543,000 plus simple interest accruing from August 1, 1999 to the present (the "Indebtedness");

B.   Bachem is in the process of manufacturing *** grams of GMP Thymosin
     (beta) 4 ("Product") for the account of Alpha1; and

C. Alpha1 and Bachem desire to settle and discharge the Indebtedness and provide for Alpha1 to purchase Product on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Bachem does hereby forever release and discharge Alpha1 from any and all actions, causes of action, damages, judgments, liabilities, obligations, claims and demands of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, which it now has or which it hereafter may have, for or by reason of any matter arising out of or in connection with the circumstances relating to the Indebtedness, other than those obligations arising under this Settlement Agreement and Mutual Release.

2. Alpha1 does hereby forever release and discharge Bachem from any and all actions, causes of action, damages, judgments, liabilities, obligations, claims and demands of any kind or nature whatsoever, whether in law or in equity, whether known or unknown, which it now has or which it hereafter may have, for or by reason of any matter arising out of or in connection with the circumstances relating to Indebtedness, other than those obligations arising under this Settlement Agreement and Mutual Release.

3. In further consideration of, and as a further inducement for, the foregoing mutual releases, the parties agree as follows:

     a. Immediately upon the execution of this Mutual Release, Alpha1 shall pay to Bachem the sum of US$125,000 (the "Settlement Amount") by wire transfer of same day, cash available funds to an account designated in writing by Bachem.

     b. Immediately upon the execution of this Mutual Release, Alpha1 shall pay to Bachem the sum of US$50,000 (the "Down Payment") by wire transfer of same day, cash available funds to an account designated in writing by Bachem, as an advance against the Initial Order Purchase Price (as hereinafter defined).

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     c.  Within  thirty (30) days after Alpha1 is granted an  exclusive  license
         (the "License") from the National Institutes of Health ("NIH") to certain rights pertaining to the use of Thymosin (beta) 4, Alpha1 will place an order (the "Initial Order") with Bachem for *** grams of Product at a price of US *** per gram, or US$100,000 in the aggregate (the "Initial Order Purchase Price").

     d. Contemporaneously with the placement of the Initial Order, Alpha1 will tender the balance of the Initial Order Purchase Price (the "Balance Payment") of US$50,000 to Silver, Freedman & Taff, L.L.P., as Escrow Agent, by wire transfer of same day, cash available funds to an account to be designated in writing by the Escrow Agent. Interest, if any, earned on funds held by the Escrow Agent pursuant to this Settlement Agreement and Mutual Release, shall accrue to the benefit of Alpha1.

     e. Upon Alpha1's receipt of the Initial Order of Product and its acceptance thereof, Alpha1 shall instruct the Escrow Agent to release the Balance Payment to Bachem. For the purpose hereof, acceptance shall be deemed to have occurred when Alpha1 receives the full amount of the Initial Order of Product and the Product meets or exceeds the
         Specifications set forth on Exhibit A hereto. If Alpha1 has received the full amount of the Initial Order of Product, but it does not meet or exceed the Specifications, then Alpha1 shall so notify Bachem within thirty (30) days of Alpha1's receipt of the full amount of the Initial Order of Product. If Alpha1 does not notify Bachem within thirty (30) days of Alpha1's receipt of the full amount of the Initial Order of Product that the Product does not meet or exceed the Specifications, then the Initial Order of Product will be deemed to have been accepted by Alpha1. If Alpha1 timely notifies Bachem in writing that the Product does not meet or exceed the Specifications, and if Bachem contests that determination in a written notice to Alpha1 within ten (10) calendar days after Alpha1's notice is given, then the parties shall appoint a mutually-agreeable, qualified independent laboratory (the "Laboratory") to test the Product for compliance with the Specifications. If the Laboratory concludes in a written report delivered to the parties and to the Escrow Agent that the Product meets or exceeds the Specifications, then (i) such determination shall be final, (ii) the Escrow Agent shall release the Balance Payment to Bachem, and (iii) Alpha1 shall be solely responsible for the Laboratory's fees. If the Laboratory concludes in a written report delivered to the parties and to the Escrow Agent that the Product does not meet or exceed the Specifications, then (i) such determination shall be final, (ii) Bachem shall be solely responsible for the Laboratory's fees, and (iii) the Escrow Agent shall retain the Balance Payment until such time as Alpha1 receives the full amount of the Initial Order of Product and the Product meets or exceeds the Specifications.

     f. The Escrow Agent shall hold and disburse the Balance Payment in accordance with the terms of the Escrow Agreement, attached hereto as Exhibit B.


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     g.  Bachem agrees to sell to Alpha1 at such time and in such quantities as
         Alpha1 may request, up to an additional *** grams of Product at a price of US*** per gram and upon such other terms as the parties shall mutually agree. To avoid misunderstanding, the foregoing sentence gives Alpha1 the right to purchase up to an additional *** grams of Product, but does not impose an obligation on Alpha1 to do so.

     h. For Alpha1's requirements of Product in excess of *** grams, Alpha1 shall recognize Bachem as a preferred (but not exclusive) supplier of Product, and Bachem agrees to sell Product to Alpha1 upon such pricing and other terms as the parties shall mutually agree.

4. The releases set forth in Paragraphs 1 and 2 above shall become effective only upon the payment of the Settlement Amount and the Down Payment by Alpha1 to Bachem in accordance with Paragraphs 3.a and 3.b above. In the event NIH has not granted the License to Alpha1 within the two (2) year period beginning on the date of this Settlement Agreement and Mutual Release, then Alpha1 hereby agrees to nevertheless purchase the Initial Order on the terms set forth in Paragraphs 3.c, 3.d, 3.e and 3.f above.

5. It is the intention of the parties in executing this Settlement Agreement and Mutual Release and in providing the consideration acknowledged and/or required by this Settlement Agreement and Mutual Release that this Settlement Agreement and Mutual Release is a full, final, mutual and complete release of and from the matters referred to Paragraphs 1 and 2 above.

6. All notices, requests, demands and other communications between the parties shall be in writing and shall be deemed to have been duly given (a) if personally delivered and a receipt obtained therefor, then on the date and at the time of delivery, (b) if mailed by certified or registered mail, postage prepaid, return receipt requested, then three (3) business days after mailing, (c) if by overnight courier, then on the date following the date given to the courier firm, or (d) if transmitted by fax, then on the date of transmission (but only if the sending fax machine produces a confirmation that the fax machine to which the notice was sent received the fax), to the parties at the following addresses or fax numbers (or such other addresses or fax numbers which shall be given in writing by either party to the other):

                  If to Alpha1:             Alpha 1 Biomedicals, Inc.
                  ------------              3 Bethesda Metro Center
                                            Suite 700
                                            Bethesda, Maryland 20814
                                            Fax:     (301) 961-1991


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                  If to Bachem:             Bachem Bioscience Inc.
                  ------------              3700 Horizon Drive
                                            King of Prussia, Pennsylvania 19406
                                            Fax:     (610) 239-0800

7. This Settlement Agreement and Mutual Release shall inure to the benefit of each party's officers, directors, stockholders and employees, their respective heirs, administrators, personal representatives and executors, and the Company's successors and assigns.

8. This Settlement Agreement and Mutual Release may be amended only by an instrument in writing signed by all of the parties hereto.

9. This Mutual Release shall be construed and governed by the laws of the State of Maryland without regard to its conflict of law rules. If any provision of this Mutual Release is held to be invalid or unenforceable, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions of this Mutual Release, the other provisions of this Mutual Release shall be enforced as fully as possible, and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely approximating the intention of the parties as expressed herein.

10. This Settlement Agreement and Mutual Release may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

11. Each of the parties agrees to execute all further instruments and documents and to take all further action as the other party may reasonably request in order to give effect to the terms and purpose of this Settlement Agreement and Mutual Release.

12. Each person executing this Settlement Agreement and Mutual Release on behalf of a party to this Settlement Agreement and Mutual Release represents and warrants that he or she is duly authorized to do so on behalf of such party.


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IN WITNESS  WHEREOF,  this  Settlement  Agreement  and Mutual  Release  has been executed by the parties, the corporate party acting through its duly authorized officers, as of the date and year first above written.

                                            ALPHA1:
                                            ------

                                            ALPHA 1 BIOMEDICALS, INC.


                                            By:/s/ Allan L. Goldstein
                                               -----------------------------
                                               Allan L. Goldstein,
                                               Chief Executive Officer


                                            BACHEM:
                                            ------

                                            BACHEM BIOSCIENCE INC.



                                            By: /s/ Thomas Fruh
                                               ------------------------------
                                               Thomas Fruh, Vice President and
                                               Chief Operating Officer


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